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                                                                    EXHIBIT 10.3

                                 AMENDMENT NO. 1
                                       TO
                         SYNCHRONOSS TECHNOLOGIES, INC.
                                 2000 STOCK PLAN

                  Pursuant to Section 11(b) of the Synchronoss Technologies, Inc. 2000 Stock Plan (the "Plan"), the Board of Directors of Synchronoss Technologies, Inc. (the "Company") has amended the Plan as follows, effective April 3, 2006:

         1. Section 4(a) of the Plan will be amended and restated in its entirety to read as follows:

         (a) BASIC LIMITATION. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 5,097,175 Shares, subject to adjustment pursuant to Section 8. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

         2. Section 4(b) of the Plan will be amended and restated in its entirety to read as follows:

         (b) ADDITIONAL SHARES. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan.

         3. Except as set forth herein, all other provisions of the Plan shall remain in full force and effect.



         IN WITNESS WHEREOF, the Company has executed this Amendment to the Plan as of the date first written above.

                                                 SYNCHRONOSS TECHNOLOGIES, INC.


                                                 By:
                                                    ---------------------------
                                                    Stephen G. Waldis
                                                    Chief Executive Officer